Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of MicroStrategy Incorporated (the “Company”) for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge on the date hereof:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2003	/S/ MICHAEL J. SAYLOR
Michael J. Saylor
Chairman of the Board of Directors and Chief Executive Officer

Dated: August 12, 2003	/S/ ERIC F. BROWN
Eric F. Brown
President and Chief Financial Officer

This certification is being furnished as Exhibit 32 under Item 601(a) of Regulation S-K. In accordance with Item 601(b)(32)(ii) of Regulation S-K, this certification will not be deemed to be “filed” for purposes of Section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to MicroStrategy Incorporated and will be retained by MicroStrategy Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.